As Filed with the Securities and Exchange Commission on August  , 1999
                                           Registration Number 0-26972

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          SWISSRAY International, Inc.
             (Exact name of registrant as specified in its charter)


            New York                                            16-0950197
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)

                                                       Turbistrasse 25-27
320 West 77th Street, Suite 1-A                         CH-6280, Hochdorf
  New York, New York  10024                                Switzerland
  Telephone: (917) 441-7841                       Telephone: 011 41 41 914 1200
                    (Address of principal executive offices)

                          SWISSRAY International, Inc.
                      1999 Non-Statutory Stock Option Plan
                            (Full title of the Plan)

                               Gary B. Wolff, P.C.
                                747 Third Avenue
                             New York New York 10017
                            Telephone: (212) 644-6446
           (Name, address and telephone number of agent for service.)

                         CALCULATION OF REGISTRATION FEE

Title of                         Proposed        Proposed
securities                       maximum         maximum          Amount of
to be             Amount to be   offering price  aggregate        registration
registered        registered     per share       offering price   fee

Common Stock
$.01 par value    3,000,000      $2.437          $7,311,000       $2,156.75


(1) Registration fee has been calculated based upon closing bid price of $2.437 as of August 2, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference

The following documents are incorporated by reference in the registration statement:

         (a)      The registrant's latest annual report on Form 10-K.
         (b) All other reports filed by the registrant pursuant to sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the year covered by the Form 10-K referred to in (a) above.
         (c)      Not Applicable.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

The total number of shares authorized which the corporation shall have authority to issue is 51,000,000 shares, of which 50,000,000 shares shall be Common Stock, par value $.01 per share without cumulative voting rights and without any preemptive rights and 1,000,000 shares shall be Preferred Stock, par value $.01 per share..

Item 5.  Interest of Named Experts and Counsel.

Not Applicable

Item 6.  Indemnification of Directors and Officers.

Section 721 through 726 inclusive of the New York Business Corporation Law contains provisions relating to the indemnification of officers and directors. Additionally, Article "7" of the Registrant's Articles of Incorporation (as amended) reads as follows:

         "7. No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty in such capacity, provided that nothing contained in this Article shall eliminate or limit the liability of any director if a judgment or final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law to which he was not legally entitled or that his acts violated
         Section 719 of the New York Business Corporation Law."

Item 7.  Exemption from Registration Claimed.

Not applicable

Item 8.  Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  Undertakings.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement;

Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 124c-3 under the
         Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Hochdorf, Switzerland on July 29, 1999.


                                                   SWISSRAY INTERNATIONAL, INC.

                                                 /S/Ruedi G. Laupper/
                                               By:  Ruedi G. Laupper, President



Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

         Name                                                   Date



 /Ruedi G. Laupper/                                         July 29, 1999
Ruedi G. Laupper, President and
 Chairman of the Board of Directors


 /Josef Laupper/                                            July 29, 1999
Josef Laupper, Secretary-Treasurer
and a Director


 /Dr. Erwin Zimmerli/                                       Aug. 2, 1999
Dr. Erwin Zimmerli, Director


                                                            July   , 1999
Dr. Sc. Dove Maor, Director


 /Ueli Laupper/                                             July 29, 1999
Ueli Laupper, Director

                                                             Page in Sequential
Exhibit Index.                                                  Number system



(1)               Not Applicable
(2)               Not Applicable
(3)               Not Applicable
(4)               Not Applicable
(5) Consent and Opinion of Gary B. Wolff, P.C., 747 Third Avenue, New York, New York 10017 regarding legality of securities registered under this Registration
                  Statement and to the references to such attorney
                  in the Registration Statement on Form S-8                  7
(6)               Not Applicable
(7)               Not Applicable
(8)               Not Applicable
(9)               Not Applicable
(10)              Not Applicable
(11)              Not Applicable
(12)              Not Applicable
(13)              Not Applicable
(14)              Not Applicable
(15)              Not Applicable
(16)              Not Applicable
(17)              Not Applicable
(18)              Not Applicable
(19)              Not Applicable
(20)              Not Applicable
(21)              Not Applicable
(22)              Not Applicable
(23)              Not Applicable
(24)a             Consent of Feldman Sherb Horowitz & Co., ,P.C.,
                  Certified Public Accountants for the Company
                  for year ended June 30, 1998                               8
(24)b             Consent of Bederson & Company Certified Public
                  Accountants for the Company for years ended
                  June 30, 1997 and June 30, 1996                            9
(25)              Not Applicable
(26)              Not Applicable
(27)              Not Applicable
(28)              Not Applicable
(99)              Not Applicable

                                                                August 3, 1999



                         CONSENT AND OPINION OF COUNSEL


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549-1004

Gentlemen:

I am securities counsel to SWISSRAY International, Inc., a New York corporation (the "Company"). I have, in such capacity, examined and am familiar with the Articles of Organization, as amended, and the By-laws of the Company, and have examined the records of corporate proceedings. I have also examined and am familiar with such other documents as I have considered necessary for rendering my opinion hereinafter set forth.

Based upon the foregoing, I am of the opinion that the shares of Common Stock, $.01 par value, of the Company reserved for issuance under the SWISSRAY International, Inc. 1999 Non-Statutory Stock Option Plan dated February 1, 1999, will, when issued in accordance with the terms of such plan, be legally issued, fully paid and nonassessable.

In addition, I hereby consent to the use of our name in the above opinion filed with the Registration Statement on Form S-8.



                                                              Very truly yours,

                                                              /Gary B. Wolff/

                                                              Gary B. Wolff

                                  ON LETTERHEAD





                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement of SWISSRAY International, Inc. on Form S-8 of our report dated
November 20, 1998 on our audit of the financial statements of SWISSRAY International, Inc. as of year ended June 30, 1998 with respect to its consolidated balance sheets, which report was included in SWISSRAY International, Inc.'s Form 10-K for fiscal year ended June 30, 1998.



                                         /S/Feldman Sherb Horowitz & Co., P.C./

                                            FELDMAN SHERB HOROWITZ & CO., P.C.




New York, New York
August 3, 1999

                                  ON LETTERHEAD





                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement of SWISSRAY International, Inc. on Form S-8 of our report dated September 16, 1997, except for Notes 17, 20 and 22, as of March 6, 1998, and Notes 1, 16, 23, 25, 26, 27, 29, 30, 31 and 32, as of November 16, 1998 for the
years ended June 30, 1997 and 1996, on our audit of the consolidated financial statements of SWISSRAY International, Inc. for the years ended June 30, 1997 and 1996 which report was included in SWISSRAY International, Inc.'s Form 10-K for fiscal year ended June 30, 1998.


                                                        /Bederson & Company LLP/

                                                        BEDERSON & COMPANY LLP




West Orange, New Jersey
July 29, 1999